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                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (this "AGREEMENT"), dated as of June 16, 2003 (the "EFFECTIVE DATE"), is by and between Vaso Active Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Stephen G. Carter, Ph.D. (the "Executive"). Unless otherwise set forth herein, defined terms used herein shall have the meaning set forth in Section 17 hereof.

          WHEREAS, the Company recognizes the Executive's potential for contribution to the growth and success of the business of the Company, and desires to assure the Company of the continued employment of the Executive in an executive capacity and to compensate the Executive therefor; and

          WHEREAS, as an inducement for the Executive to remain in the employ of the Company, the Company determined that it would be in the best interests of the Company and the Executive to assure that the Executive receives certain benefits in the event of a change in control of the Company.

          NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties hereto hereby agree as follows:

     1. EMPLOYMENT. Upon the terms and subject to the conditions set forth herein, the Company hereby employs the Executive, and the Executive hereby accepts employment with the Company.

     2. TERM; EMPLOYMENT PERIOD. Unless the Executive's employment shall sooner terminate pursuant to Section 9 hereof, the Company shall employ the Executive for an initial term commencing on the Effective Date and terminating on June 30, 2008 (such term, together with any extensions thereof in accordance with the next sentence of this Section 2, referred to as the "TERM"). The initial term of Executive's employment hereunder shall thereafter be deemed to be automatically extended, upon the same terms and conditions, for successive periods of two years each, unless either party, at least three (3) months prior to the expiration of the initial term or any extended term, shall give written notice (a "NON-RENEWAL NOTICE") to the other of its intention not to renew such employment term. The period commencing on the Effective Date and ending on the Date of Termination (as defined in Section 9(h) hereof) shall be referred to as the "EMPLOYMENT PERIOD."

     3. POSITION. During the Employment Period, the Executive shall serve as Chief Scientific Officer of the Company. Subject to the terms and provisions of its

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charter documents or applicable law, the Executive shall also during the
Employment Period serve as a director of the Company.

     4. DUTIES AND REPORTING RELATIONSHIP. During the Employment Period, the Executive shall have authority (subject to the direction of the Board of Directors of the Company (the "BOARD")) to direct the management and operation of the Company and such other executive duties as the Board shall reasonably specify from time to time. The Executive will devote all of his skill, knowledge and substantially all of his business or working time (except for reasonable vacation time and absence for sickness) to the conscientious performance of such duties. Each of the Company and Executive recognize that the Executive is also a director and officer of BioChemics and that the Executive devotes some of his business or working time to the performance of his duties to BioChemics. The Executive represents and warrants to the Company that he is entering into this Agreement voluntarily and that his employment hereunder and compliance by him with the terms and conditions of this Agreement will not directly conflict with or result in the breach of any agreement to which he is a party or by which he may be bound (including any agreement that may restrict or inhibit the Executive's ability to compete).

     5. BASE SALARY. The Company will pay the Executive a base salary, payable in accordance with the Company's customary payroll practices, at the annual rate of $140,000(U.S.) for the year 2003 as compensation for the services to be performed by the Executive during the Employment Period, which base salary may be increased (but not decreased) from time to time at the sole and absolute discretion of the Board. (The annual base salary payable to the Executive under this Section 5 shall hereinafter be referred to as the "BASE SALARY").

     6.   INCENTIVE COMPENSATION; OPTIONS.

          (a) INCENTIVE COMPENSATION. During the Employment Period, the Executive shall participate in the Company's incentive compensation programs for its senior executive officers existing from time to time, including, without limitation, an annual performance bonus program pursuant to which the Executive shall be entitled to receive an annual incentive award for each fiscal year. In determining whether the Company has achieved the annual financial targets established by the Board for any fiscal year under any of the Company's incentive compensation programs, extraordinary, nonrecurring non-cash items of income and expense shall be disregarded.

          (b) OPTIONS. As soon as reasonably practicable following the Effective Date, the Company shall grant the Executive stock options to purchase 75,000 shares of the Company's Class A common stock at an exercise price of $5.00 per share (the "Options"). The Options shall vest pursuant to the terms of the Stock Option Agreements

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(collectively, the "Stock Option Agreements") to be entered into by the parties simultaneously with this Agreement.

               (i) In the event of change in capitalization of the Company as result of stock split, merger, reorganization, consolidation, recapitalization, stock dividend or other significant corporate transaction that, in the sole discretion of the Board of directors of the applicable company(ies), materially affects the Options, the Board will make a corresponding equitable adjustment in the exercise price of the Options per share of as it determines, in its sole discretion, to be necessary so that, upon exercise, the adjustment shall reflect any change in value of the shares. Nothing in this section shall require the Board to consider an adjustment in the event the Company issues additional shares, or to require the Board to treat this term to be an anti-dilution adjustment. The parties only intend the scope of this section to permit equitable adjustment in the event of a change in capitalization as described above.

               (ii) The Executive shall have the right to designate all or any portion of the Options as "non-qualified stock options" which may be transferable by the Executive to his spouse, lineal descendants and/or trusts for their benefit; PROVIDED such transfer and the transferred Options remain subject to the terms and provisions of the 2003 Stock Incentive Plan.

               (iii) The Options shall, except as otherwise provided herein or in the applicable Stock Option Agreement, become vested 50% on the date of grant and the balance in two equal annual installments of 25% on each of the first two anniversaries of the date of grant, subject, in the case of each installment, to the Executive's continued employment with the Company until the applicable vesting date for such installment, PROVIDED that in the event of termination of the Executive's employment with the Company by the Company Without Cause, termination of the Executive's employment with the Company by the Executive for Good Reason, or upon a Change in Control (in each case, as defined herein), the unvested portion of the Options shall become vested as of the applicable Date of Termination or, in the event of a Change in Control, as of the date on which the Change in Control is effectuated (the "CHANGE IN CONTROL DATE").

     7. EMPLOYEE BENEFITS. During the Employment Period, the Executive shall participate in all employee benefit plans and programs of the Company (including, without limitation, any medical, dental, vision, prescription drug, flexible benefits, short-term and long-term disability, group term and supplemental life insurance, accidental death and dismemberment, savings and retirement plans maintained by the Company) (the "Benefits") in accordance with the Company's standard policies for its executives, and shall be entitled to receive benefits no less favorable than those provided to other senior executives of the Company.

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     8.   BUSINESS EXPENSES.

          (a) GENERAL. During the Employment Period, the Executive shall be entitled to participate in any special benefit or perquisite program generally available from time to time to senior executives of the Company on the terms and conditions then prevailing under such program.

          (b) REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Executive for reasonable expenses incurred in connection with his employment by the Company, including, without limitation, reasonable travel, lodging and meal expenses incurred by him in connection with his performance of services hereunder upon submission of evidence, reasonably satisfactory to the Company, of the incurrence and purpose of each such expense.

          (c) VACATION. The Executive shall be entitled to four weeks of paid vacation per year, or such other longer period as the Board may determine to be appropriate, without, except as permitted in the discretion of the Board, carry-over accumulation.

          (d) AUTOMOBILE. The Company shall provide the Executive with a monthly allowance to offset the cost of the acquisition and maintenance, or the leasing and maintenance, of an automobile (comparable to Executive's automobile as of the date hereof or as otherwise mutually determined by the Company and the Executive), for use by the Executive in connection with the performance by him of his duties under this Agreement.

     9.   TERMINATION OF EMPLOYMENT.

          (e) DEATH. The Executive's employment hereunder shall automatically terminate upon the death of the Executive.

          (f) DISABILITY. The Company shall be entitled to terminate the Executive's employment hereunder if, as a result of the Executive's Disability (as defined below), the Executive shall have been absent from his duties hereunder on a full-time basis for an aggregate of more than 180 days during any 18 month period. "DISABILITY" means Executive's inability to perform substantially his regular duties by reason of illness or other physical or mental incapacity expected to be of long-term or indefinite duration as determined by an independent physician selected reasonably and in good faith by the Board.

          (g) VOLUNTARY RESIGNATION. Should the Executive wish to resign from his position with the Company during the Term, the Executive shall give no less than 60 days' written notice to the Company, setting forth the reasons and specifying the date as

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of which his resignation is to become effective. For purposes of this Agreement, the Executive's termination of his employment by voluntary resignation shall not include Executive's termination of his employment for Good Reason, but shall include termination of the Executive's employment due to the delivery of a Non-Renewal Notice by the Executive pursuant to Section 2.

          (h) CAUSE. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, "CAUSE" shall mean:

               (i) the willful failure by the Executive to substantially perform the Executive's duties specified hereunder or such other duties as may be reasonably defined by the Board from time to time (other than any such failure resulting from the Executive's Disability), which failure to perform has not been cured within 30 days after a written demand for substantial performance is delivered to the Executive by the Board in accordance with Section 14; or

               (ii) any fraud, material misappropriation, or embezzlement by the Executive in connection with the operation or management of the business of the Company; or

               (iii) the Executive's conviction of a felony or entry of a plea of guilty or nolo contendre with respect to a felony charge; or

               (iv) the Executive's material breach of the Company's policies of conduct generally applicable to executives of the Company, which breach has not been cured within 30 days after a written demand for substantial performance is delivered to the Executive by the Board in accordance with
Section 14; or

               (v) in the reasonable judgment of the Board, the Executive's engaging or having engaged in willful and serious misconduct that is materially injurious to the Company, which misconduct has not been cured within 30 days after a written demand for substantial performance is delivered to the Executive by the Board in accordance with Section 14; or

               (vi) a material breach by Executive of any material term of this Agreement, which breach has not been cured within 30 days after a written demand for substantial performance is delivered to the Executive by the Board in accordance with Section 14; or

               (vii) the breach by the Executive of any written covenant or agreement with the Company not to compete or interfere with the Company, which

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breach has not been cured within 30 days after a written demand for substantial performance is delivered to the Executive by the Board in accordance with
Section 14.

          (e) GOOD REASON. Executive may terminate his employment hereunder for Good Reason. For purposes of this Agreement, "GOOD REASON" shall mean a termination of the Executive's employment with the Company by the Executive within 30 days (including any cure period) following:

               (i) a material reduction in the Executive's rate of Base Salary, incentive compensation or employee benefits (in each case, other than any such reduction in connection with a Company-wide reduction applicable generally to similarly situated executive employees); or

               (ii) the material breach by the Company of a material term of this Agreement; PROVIDED, that the Company will have received written notice from the Executive pursuant to Section 14 hereof which notice reasonably sets forth the manner in which the Company has committed such breach and the Company shall have been provided a period of 30 days to cure such breach; or

               (iii) any material diminution in the Executive's duties, titles, or responsibilities; or

               (iv) the Executive's removal from the Board or the failure to renominate or reelect the Executive as a director of the Company (other than as a result of the termination of the Executive's employment for any or no reason); or

               (v) any requirement by the Company that the Executive relocate to or be permanently based anywhere other than at a facility or location located within a 100 mile radius of Boston, Massachusetts after the Effective Date; or

               (vi) any material adverse change to any stock incentive or option plan governing the Options; or

               (vii) any failure to obtain assumption of this Employment Agreement, the Options and any related stock incentive plan by the acquirer in the event of a Change in Control.

          (f) TERMINATION WITHOUT CAUSE. A termination "WITHOUT CAUSE" shall mean a termination of the Executive's employment by the Company for reasons other than Disability pursuant to Section 9(b) hereof or Cause pursuant to
Section 9(d) hereof.

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          (g)  NOTICE OF TERMINATION. Any purported termination of the
Executive's employment by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with
Section 16. "NOTICE OF TERMINATION" shall mean a notice stating that the Employee's employment hereunder has been or will be terminated, indicating the specific termination provision in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          (h) DATE OF TERMINATION. As used in this Agreement, the term "DATE OF TERMINATION" shall mean (i) if the Executive's employment is terminated because of death, the date of the Executive's death, (ii) if the Executive's employment is terminated by the Company for Cause, by the Company Without Cause or due to the Executive's Disability, the date on which Notice of Termination is delivered as contemplated by Section 9(g) or, if later, the date of termination specified in such notice, (iii) if the Executive's employment is terminated by the Executive, on the date on which Notice of Termination is delivered as contemplated by Section 9(g) or, if later, the date of termination set forth in the Notice of Termination given by the Executive, or on the date the Executive resigns or leaves employment if no notice is given by the Executive, or (iv) if this Agreement expires at the end of its Term, the date of such expiration.

     10.  COMPENSATION UPON CERTAIN TERMINATIONS.

          (a) In the event of a termination of the Executive's employment by the Company Without Cause or a termination by the Executive of his employment for Good Reason (other than termination for Good Reason within 12 months of a Change in Control), subject to Section 9(i), the Company shall pay the Executive his full Base Salary through the Date of Termination and, as liquidated damages, the following additional amounts and benefits:

               (i) regular installments of the Executive's then-current Base Salary for the period from the Date of Termination and ending on the first anniversary of the Date of Termination, PLUS

               (ii) the product of (x) the incentive compensation award that would have been payable to the Executive for the fiscal year of the Company that includes the Date of Termination had the Executive continued in employment through the last day of such fiscal year and assuming that all 100% of the performance targets for such fiscal year had been achieved, multiplied by (y) a fraction, the numerator of which is equal to the number of calendar days in such fiscal year that have elapsed as of the Date of Termination and the denominator of which is equal to 365, PLUS

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               (iii)    subject to the terms and provisions of the benefit plans
providing such benefits and applicable law, the Company shall continue to provide to the Executive the benefits (other than disability insurance and active participation in savings and retirement plans) referred to in Section 7 for the period during which the Company is obligated to continue paying the Executive's Base Salary pursuant to Section 10(a)(i); PLUS

               (iv) any amounts subject to reimbursement under any other Section of this Agreement (including, without limitation, Section 8) and unpaid as of the Date of Termination; LESS

               (v) any amount paid, payable or to be paid to the Executive under the terms of any severance plan or program as in effect on the Date of Termination; LESS

               (vi)     any debts owed to the Company by the Executive.

          If the Executive obtains new employment (including self-employment), any salary continuation payments and benefit coverage to which the Executive may be entitled pursuant to this Section 10(a) shall be reduced or canceled to the extent of any salary or other cash compensation and benefit coverage earned or accrued in respect to such new employment.

          (b) In the event of a termination of the Executive's employment by the Executive for Good Reason within 12 months of a Change in Control, the Company shall pay the Executive his full Base Salary through the Date of Termination and, as liquidated damages, the following additional amounts and benefits:

               (i) a lump sum payment equal to two times the Base Salary in effect on the Date of Termination, PLUS

               (ii) the product of (x) the incentive compensation award that would have been payable to the Executive for the fiscal year of the Company that includes the Date of Termination had the Executive continued in employment through the last day of such fiscal year and assuming that all 100% of the performance targets for such fiscal year had been achieved, multiplied by (y) a fraction, the numerator of which is equal to the number of calendar days in such fiscal year that have elapsed as of the Date of Termination and the denominator of which is equal to 365, PLUS

               (iii) subject to the terms and provisions of the benefit plans providing such benefits and applicable law, the Company shall continue to provide to the

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Executive benefits substantially the same as those referred to in Section 7
(other than disability insurance and active participation in savings and retirement plans) until the second anniversary of the Date of Termination; PROVIDED that such welfare benefits will terminate earlier if the Executive obtains new employment with a comparable level of benefits; PLUS

               (iv) any amounts subject to reimbursement under any other Section of this Agreement (including, without limitation, Section 8) and unpaid as of the Date of Termination; LESS

               (v) any amount paid, payable or to be paid to the Executive under the terms of any severance plan or program as in effect on the Date of Termination; LESS

               (vi)     any debts owed to the Company by the Executive.

          (c) If, during the Employment Period, the Executive shall terminate his employment without Good Reason (a voluntary resignation by the Executive pursuant to Section 9(c)) or if the Company shall terminate the Executive's employment for Cause or the Executive's employment shall terminate due to the Executive's death or Disability during the Term, the Company shall pay the Executive (i) his full Base Salary through the Date of Termination (or, in the case of death, one month following the Date of Termination), PLUS (ii) in the event of death or Disability, the Executive shall receive a pro-rata portion of the incentive compensation award that would have been payable to the Executive for the fiscal year during which employment was terminated, assuming that 100% of the performance targets had been achieved, PLUS (iii) any amounts subject to reimbursement under any other Section of this Agreement (including, without limitation, Section 8) and unpaid as of the Date of Termination, LESS (iv) any debts owed to the Company by the Executive.

          (d) In addition to and without limiting any amounts or benefits to which the Executive may be entitled under any other provision of this Agreement, the Executive shall be entitled, upon any termination of the Executive's employment by either party for any or no reason, including, without limitation, any non-renewal of the Term, to receive all amounts payable and benefits accrued under any otherwise applicable plan, policy, program or practice of Company in which the Executive was a participant during his employment with Company in accordance with the terms thereof and applicable law, PROVIDED that (x) the Executive shall not be entitled to receive any payments or benefits under any such plan, policy, program or practice providing any bonus or incentive compensation (and the provisions of this Section 10 shall supersede the provisions of any such plan, policy, program or practice), and (y) the amount, if any, paid or payable to the Executive under the terms of any such plan, policy, program or

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practice relating to severance shall reduce the amounts payable under Section 10 in the manner provided in clauses (v) of Sections 10(a) and 10(b) hereof.

          (e) Notwithstanding the provisions set forth in Section 10(a), 10(b), 10(c) or 10(d) hereof, the Company's obligation to make any of the payments or provide any of the benefits described above is conditioned upon the Executive delivering (concurrently upon receipt by the Executive of the initial payments provided in Section 10(a) through 10(d) hereof) a full release of any known or unknown claims arising out of or related to this Agreement or the Executive's employment or termination of employment with the Company in a form which is reasonably acceptable to the Company, excepting only claims arising out of the alleged breach of the provisions of the Options, the Stockholders Agreement or any benefit plan or program to which the Executive shall continue to be eligible for benefits or claims under any Federal or state continuation of coverage laws or the terms of this Agreement.

     11. SUCCESSORS; BINDING AGREEMENT. This Agreement is a personal contract and the rights and interests of the Executive hereunder may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him, except as otherwise expressly permitted by the provisions of this Agreement. This Agreement shall inure to the benefit of and be enforceable by the Executive and his personal or legal representatives, beneficiaries, executors, administrators, successors, heirs, distributes, devisees and legatees. If the Executive should die while any amount would still be payable to him hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is no such designee, to his estate. In the event of any sale or other disposition of all or substantially all of the assets of the Company, or any reorganization, merger or consolidation of the Company whereby the Company is not the surviving or resulting corporation, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are sold or otherwise transferred.

     12. ENTIRE AGREEMENT. This Agreement and the Stock Option Agreements taken together contain all the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto, including without limitation, any correspondence between the Executive and representatives of the Company relating to the employment terms set forth herein.

     13. AMENDMENT OR MODIFICATION, WAIVER. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of

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this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

     14. NOTICES. Any notice to be given hereunder shall be in writing and delivered personally, sent by courier or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

          To the Executive at:

               at the address contained on the
               signature page attached hereto

          To the Company:

               Vaso Active Pharmaceuticals, Inc.
               99 Rosewood Drive - Suite 260
               Danvers, MA 01923

          with a copy to:

               Robinson & Cole LLP
               One Boston Place
               Boston, MA 02108-4404
               Attn: David A. Garbus, Esq.

          Any notice delivered personally or by courier under this Section 16 shall be deemed given on the date delivered and any notice sent by registered or certified mail, postage prepaid, return receipt requested, shall be deemed given the date mailed.

     15.  MISCELLANEOUS.

          (a) SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future applicable law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced to the fullest extent permitted by law as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from.

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          (b)  SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

          (c) GOVERNING LAW; JURISDICTION. This agreement will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflicts of laws principles. Each party hereby irrevocably submits to the jurisdiction of the United States District Court for the District of Massachusetts or any court of the Commonwealth of Massachusetts located in Essex or Middlesex Counties in any such action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, and agrees that any such action, suit or proceeding may be brought in such court, PROVIDED, HOWEVER, that such consent to jurisdiction is solely for the purpose referred to in this Section and shall not be deemed to be a general submission to the jurisdiction of said courts or in the Commonwealth of Massachusetts other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by applicable law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction. THE PARTIES AGREE TO WAIVE ANY AND ALL RIGHTS THAT THEY MAY HAVE TO A JURY TRIAL WITH RESPECT TO DISPUTES ARISING OUT OF THIS AGREEMENT.

          (d) HEADINGS. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

          (e) WITHHOLDINGS AND PAYMENTS. All payments to the Executive under this Agreement shall be reduced by all applicable withholding required by federal, state or local law.

          (f) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16.  CERTAIN DEFINED TERMS.

          "AFFILIATE" means, with respect to a party, any individual or legal business entity that, directly or indirectly, controls, is controlled by or is in common control with,

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such party. The term "control" (including the terms "controlled by" and "under common control with") as used in the preceding sentence means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies.

          "BIOCHEMICS" shall mean BioChemics, Inc., a Delaware corporation, an Affiliate of the Company.

          "BUSINESS" shall mean the ownership and/or operation of a company primarily engaged in the business of commercializing, marketing and selling over-the-counter, or OTC, pharmaceutical products, with a particular focus on drugs that incorporate the vaso active lipid encapsulated, or VALE, transdermal delivered technology.

          "CHANGE IN CONTROL" shall mean such time as:

          (i) (A) any individual, entity, or group (other than an Affiliate of BioChemics) has become the beneficial owner of 30% or more of the voting power of the outstanding capital stock of the Company entitled to vote generally in the election of directors (collectively, the "Capital Stock") or (B) BioChemics ceases to control the right to designate at least 50% of the members of the entire Board of Directors of the Company;

          (ii) individuals who, as of the date on which the Executive is elected to the Board of the Company, constitute the Board (the "INCUMBENT BOARD") cease for any or no reason to constitute at least a majority of such Boards, PROVIDED that any individual who becomes a director of the Company, as applicable, subsequent to such date whose election or nomination for election by the stockholders of the Company, as applicable, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board;

          (iii) (A) the consummation by the stockholders of the Company of a reorganization, merger or consolidation of the Company such that any individual entity, or group (other than an Affiliate of BioChemics) has become the beneficial owner of 50% or more of the voting power of the outstanding Capital Stock of the Company and (B) BioChemics ceases to control the right to designate at least 50% of the members of the entire Board;

          (iv) the consummation by the stockholders of the Company of a sale or other disposition of all or substantially all of the assets of the Company; or,

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          (v)   the approval by stockholders of a plan of complete liquidation or dissolution of the Company.

          "CLASS A COMMON STOCK" means the Class A common stock, $.0001 par value per share, of the Company.

          "SUBSIDIARY" means any corporation of which shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through its Subsidiaries.

                           ***************************

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                EXECUTIVE


                                By:
                                   ------------------------------------------
                                   Stephen G. Carter, Ph.D.

                                Address:  99 Rosewood Drive, Suite 260
                                          Danvers, MA 01923


                                COMPANY

                                VASO ACTIVE PHARMACEUTICALS, INC.


                                By:
                                   ------------------------------------------
                                   Name:  John J.Masiz
                                   Title: President and Chief Executive Officer,
                                          Authorized Signatory

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